UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 26, 2008

Date of Report (date of earliest event reported)

CATALYST SEMICONDUCTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2975 Stender Way
Santa Clara, California  95054

(Address of principal executive offices)

(408) 542-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Gelu Voicu Amended and Restated Employment Agreement

On February 26, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Catalyst Semiconductor, Inc. (the “Company”) approved an amended and restated employment agreement with Gelu Voicu, the Company’s President and Chief Executive Officer (the “Amended Voicu Agreement”).  The Amended Voicu Agreement will replace in its entirety a prior agreement between the Company and Gelu Voicu dated May 14, 2007 (the “Prior Employment Agreement”).  The Amended Voicu Agreement is substantially similar to the Prior Employment Agreement.  The material modifications include language intended to be in compliance with the final regulations of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The foregoing description of the Amended Voicu Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed with the Company’s Form 10-Q for the third fiscal quarter.

Amended and Restated Severance Agreements for Executive Officers

On February 26, 2008, the Compensation Committee approved amendments for each of the severance agreements (the “Agreements”) with the following executive officers: David P. Eichler, Vice President, Finance and Administration and Chief Financial Officer; Scott Brown, Vice President, Marketing for Analog/Mixed-Signal Products; Irvin W. Kovalik, Vice President, Strategic Accounts; George Smarandoiu, Vice President, Product Design; and Sorin Georgescu, Vice President, Technology Development.  The Agreements were amended to include language intended to be in compliance with the final regulations of Section 409A of the Code, add the inclusion of acceleration of restricted stock units in the event of certain terminations of employment, remove the requirement of a post-termination consulting period at the Company’s option, change the definition of “Good Reason” and make certain other non-material changes.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements, as amended, which will be filed with the Company’s Form 10-Q for the third fiscal quarter.

On February 26, 2008, the Compensation Committee also approved a form of severance agreement modeled after the Agreements, as amended, to be used for newly-appointed executive officers, subject to approval by the Board of Directors of the Company.

Approval of Form of Restricted Stock Unit Agreement

On February 26, 2008, the Compensation Committee approved a new form of restricted stock unit agreement to be used to evidence the award of restricted stock units to the Company’s employees under its 2003 Stock Incentive Plan.  A copy of the form of restricted stock unit agreement is attached hereto as Exhibit 4.6.3 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                                                                                                                                                                                                                                 Exhibits

Exhibit	Description
4.6.3	Form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2008

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ David P. Eichler
David P. Eichler
Vice President, Finance and Administration and
Chief Financial Officer

CATALYST SEMICONDUCTOR, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
4.6.3	Form of Restricted Stock Unit Agreement.